Exhibit 5.1

September 17, 2008

Board of Directors

Frontier Oil Corporation

10000 Memorial Drive, Suite 600

Houston, Texas 77024-3411

Ladies and Gentlemen:

Re:	8.5% Senior Notes Due 2016.

We have acted as special counsel to Frontier Oil Corporation, a Wyoming corporation (the “Issuer”), in connection with the issuance and sale by the Issuer of $200,000,000 aggregate principal amount of its 8.5% Senior Notes due 2016 (the “Notes”), which Notes are being sold to the underwriters (the “Underwriters”) named in the Underwriting Agreement dated September 12, 2008 (collectively, the “Underwriting Agreement”) among (i) the Issuer, (ii) the subsidiaries of the Issuer listed in paragraphs 3-9 of Schedule C thereto (the “Guarantors”) and (iii) the Underwriters. The Notes are being issued pursuant to the Indenture dated as of September 17, 2008 (the “Base Indenture”) among the (i) Issuer, (ii) the Guarantors and (iii) Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto dated as of September 17, 2008 (the “First Supplemental Indenture”), among the Issuer, the Guarantors and the Trustee (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, being referenced herein as the “Indenture”), and the Notes are being guaranteed by the Guarantors, pursuant to guaranties included in the Indenture. The Issuer and the Guarantors are referred to herein collectively as the “Obligors.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement on Form S-3 (File No. 333-130292) relating to securities to be issued by the Issuer from time to time, including the Notes, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on December 13, 2005, as amended by Amendment No. 1 thereto filed with the SEC on September 10, 2008, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement at the time it became effective, as amended by Amendment No. 1 thereto filed with the SEC on September 10, 2008, and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

Board of Directors

Frontier Oil Corporation

September 17, 2008

(ii) the preliminary prospectus supplement dated September 5, 2008, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iii) the prospectus supplement dated September 12, 2008, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(iv) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(v) the executed Underwriting Agreement;

(vi) the executed Base Indenture;

(vii) the executed Supplemental Indenture;

(viii) the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $200,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;

(ix) the Certificate of Incorporation, as amended (the “FORC Certificate of Incorporation”), of Frontier Oil and Refining Company, a Delaware corporation and one of the Guarantors (“FORC”), certified by the Secretary of State of the State of Delaware on September 2, 2008 and certified by the Secretary of FORC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FORC referred to below;

(x) the Bylaws of FORC (the “FORC Bylaws”), certified by the Secretary of FORC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FORC referred to below;

(xi) a copy of certain resolutions of the board of directors of FORC adopted on September 5, 2008, certified by the Secretary of FORC;

(xii) a certificate from the Secretary of State of the State of Delaware dated September 2, 2008 as to the good standing and legal existence under the laws of the State of Delaware of FORC;

(xiii) the Certificate of Incorporation, as amended (the “FRMI Certificate of Incorporation”), of Frontier Refining & Marketing Inc., a Delaware corporation and one of the

Board of Directors

Frontier Oil Corporation

September 17, 2008

Guarantors (“FRMI”), certified by the Secretary of State of the State of Delaware on September 2, 2008 and certified by the Secretary of FRMI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRMI referred to below;

(xiv) the By-laws of FRMI (the “FRMI Bylaws”), certified by the Secretary of FRMI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRMI referred to below;

(xv) a copy of certain resolutions of the board of directors of FRMI adopted on September 5, 2008, certified by the Secretary of FRMI;

(xvi) a certificate from the Secretary of State of the State of Delaware dated September 2, 2008 as to the good standing and legal existence under the laws of the State of Delaware of FRMI;

(xvii) the Certificate of Incorporation, as amended (the “FHI Certificate of Incorporation”), of Frontier Holdings Inc., a Delaware corporation and one of the Guarantors (“FHI”), certified by the Secretary of State of the State of Delaware on September 2, 2008 and certified by the Secretary of FHI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FHI referred to below;

(xviii) the By-laws of FHI (the “FHI Bylaws”), certified by the Secretary of FHI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FHI referred to below;

(xix) a copy of certain resolutions of the board of directors of FHI adopted on September 5, 2008, certified by the Secretary of FHI;

(xx) a certificate from the Secretary of State of the State of Delaware dated September 2, 2008 as to the good standing and legal existence under the laws of the State of Delaware of FHI;

(xxi) the Certificate of Incorporation (the “FRI Certificate of Incorporation”), of Frontier Refining Inc., a Delaware corporation and one of the Guarantors (“FRI”), certified by the Secretary of State of the State of Delaware on September 2, 2008 and certified by the Secretary of FRI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRI referred to below;

(xxii) the By-laws of FRI (the “FRI Bylaws”), certified by the Secretary of FRI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FRI referred to below;

(xxiii) a copy of certain resolutions of the board of directors of FRI adopted on September 5, 2008, certified by the Secretary of FRI;

Board of Directors

Frontier Oil Corporation

September 17, 2008

(xxiv) a certificate from the Secretary of State of the State of Delaware dated September 2, 2008 as to the good standing and legal existence under the laws of the State of Delaware of FRI;

(xxv) the Certificate of Incorporation (the “FEDRC Certificate of Incorporation”), of Frontier El Dorado Refining Company, a Delaware corporation and one of the Guarantors (“FEDRC”), certified by the Secretary of State of the State of Delaware on September 2, 2008 and certified by the Secretary of FEDRC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FEDRC referred to below;

(xxvi) the Bylaws of FEDRC (the “FEDRC Bylaws”), certified by the Secretary of FEDRC as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FEDRC referred to below;

(xxvii) a copy of certain resolutions of the board of directors of FEDRC adopted on September 5, 2008, certified by the Secretary of FEDRC;

(xxviii) a certificate from the Secretary of State of the State of Delaware dated September 2, 2008 as to the good standing and legal existence under the laws of the State of Delaware of FEDRC;

(xxix) the Certificate of Incorporation (the “FPI Certificate of Incorporation”), of Frontier Pipeline Inc., a Delaware corporation and one of the Guarantors (“FPI”, and together with FORC, FRMI, FHI, and FEDRC, the “Applicable Guarantors”), certified by the Secretary of State of the State of Delaware on September 2, 2008 and certified by the Secretary of FPI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FPI referred to below;

(xxx) the By-laws of FPI (the “FPI Bylaws”), certified by the Secretary of FPI as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of FPI referred to below;

(xxxi) a copy of certain resolutions of the board of directors of FPI adopted on September 5, 2008, certified by the Secretary of FPI;

(xxxii) a certificate from the Secretary of State of the State of Delaware dated September 2, 2008 as to the good standing and legal existence under the laws of the State of Delaware of FPI;

(xxxiii) the Form T-1 of the Trustee, filed on September 10, 2008 with the Commission by the Issuer; and

(xxxiv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Board of Directors

Frontier Oil Corporation

September 17, 2008

We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such records of the Obligors and such other agreements, certificates of public officials, certificates of officers and other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the legal capacity of all natural persons (other than the Applicable Guarantors), (ii) the genuineness of the signatures on all documents that we have examined, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, other than the Applicable Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to the Applicable Guarantors, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Obligors and others.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes (in the form examined by us) have been duly executed by the Issuer, and authenticated, issued and delivered by the Trustee in accordance with the terms of the Indenture:

1. The Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing.

2. The Indenture will constitute a valid and binding obligation of the Issuer and each of the Applicable Guarantors, enforceable against each of them in accordance with its terms, under the applicable laws of the State of New York.

3. The guaranties of the Notes included in the Indenture will constitute valid and binding obligations of each of the Applicable Guarantors, enforceable against the Applicable

Board of Directors

Frontier Oil Corporation

September 17, 2008

Guarantors in accordance with the terms of the Indenture, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing.

In rendering the opinions set forth above, we have assumed, without independent investigation, that (i) each of the parties to the Underwriting Agreement, the Indenture and the Notes is duly organized or formed and (other than the Applicable Guarantors) validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) the execution and delivery of the Underwriting Agreement, the Indenture and the Notes, and the incurrence and performance of the obligations of the parties thereto do not and will not contravene, breach, violate or constitute a default under the organizational documents (other than the Applicable Guarantors) or any agreement or instrument to which any such party or its properties is subject.

We express no opinion other than as to the applicable laws of the United States of America to the extent specifically referred to herein, and the applicable laws of the State of New York and the Delaware General Corporation Law. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Notes, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

This opinion is furnished to you in connection with the filing by the Issuer of a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Andrews Kurth LLP